                                                                  Exhibit (i)(2)


[GOODWIN/PROCTER GRAPHIC]
                               Goodwin Procter LLP            T: 617.570.1000
                               Counsellors at Law             F: 617.523.1231
                               Exchange Place                 goodwinprocter.com
                               Boston, MA 02109








April 26, 2002



Calamos Advisors Trust
1111 East Warrenville Road
Naperville, Illinois 60563-1493

Ladies and Gentlemen:

We hereby consent to the reference in Post-Effective Amendment No. 3 (the "Amendment") to the Registration Statement (No. 333-72511) on Form N-1A (the "Registration Statement") of Calamos Advisors Trust (formerly, Calamos Insurance Trust), a Massachusetts business trust (the "Registrant"), to our opinion with respect to the legality of the shares of the Registrant representing interests in the Calamos Convertible Portfolio, which opinion was filed as an exhibit to Pre-Effective Amendment No. 1 to the Registration Statement.

We also hereby consent to the filing of this consent as an exhibit to the Amendment.

Very truly yours,

/s/ GOODWIN PROCTER LLP

GOODWIN PROCTER LLP